Exhibit 99.2

Cabaletta Bio and IASO Biotherapeutics Announce Exclusive Worldwide License Agreement for Clinically Validated CD19 Binder

PHILADELPHIA, Pennsylvania and SAN JOSE, California, NANJING and SHANGHAI, China — October 11, 2022 — IASO Biotherapeutics (“IASO Bio”), a clinical-stage biopharmaceutical company engaged in discovering, developing, and manufacturing innovative medicines and Cabaletta Bio, Inc. (Nasdaq: CABA), a clinical-stage biotechnology company focused on developing and launching the first curative targeted cell therapies for patients with autoimmune diseases, today announced that the companies entered into an agreement pursuant to which Cabaletta obtained from IASO Bio an exclusive, worldwide license to develop, manufacture and commercialize a clinically validated fully-human CD19 binder for use in product that is designed to modify T cells in treatment of autoimmune diseases. IASO Bio is entitled to receive up to approximately $162 million in aggregate payments, including an upfront payment and potential development and sales milestone payments across up to two products, as well as royalties. IASO Bio has the right of first negotiation to develop and commercialize Cabaletta’s products using the licensed sequence in the Greater China region.

Clinically, CD19-targeted chimeric antigen receptor (CAR)-T cell therapies have been shown to induce deep and durable B cell depletion resulting in efficacy in treating B-cell malignancies, supporting the promise of this transformative approach in patients with B cell-mediated autoimmune diseases. Existing approaches to address such diseases are often limited by either modest effects, leading to resistant and uncontrolled disease, or significant treatment-related morbidity and mortality.

“Our collaboration with IASO Bio allows Cabaletta to utilize a CD19 binder in CABA-201, our newly designed, CD19-targeting CAR T product candidate. The CD19 binder has been clinically evaluated with safety data that we believe support clinical development in patients with autoimmune diseases,” said Steven Nichtberger, M.D., Chief Executive Officer and Co-founder of Cabaletta. “We are excited to progress CABA-201 forward in our effort to develop therapies that deliver deep, durable and potentially curative responses for patients with autoimmune diseases.”

“We are very pleased to enter a collaboration with Cabaletta,” said Wen (Maxwell) Wang, M.D., Ph.D., CEO of IASO Bio. “The potential of our fully-human CD19 sequence generated by our own fully human antibody discovery platform to provide durable response and superior safety for cancer patients has been validated in clinical trials of our in-house developed fully human CD19/CD22 dual-targeted CAR T-cell therapy CT120 that has been evaluated in approximately 20 patients with promising tolerability data to date. CT120 has obtained two IND clearance for non-Hodgkin’s lymphoma (NHL) and acute lymphoblastic leukemia (ALL) in China, and FDA Orphan Drug Designation (ODD) for ALL. The company retains the global rights of CT120 and is advancing its development in China. We are excited to help maximize the value of CD19 sequence with Cabaletta to potentially benefit patients with a broad range of autoimmune diseases.”

About Cabaletta Bio

Cabaletta Bio (Nasdaq: CABA) is a clinical-stage biotechnology company focused on the discovery and development of engineered T cell therapies that have the potential to provide a deep and durable, perhaps curative, treatment for patients with autoimmune diseases. The CABA™ platform – encompassing chimeric antigen receptor T cells for autoimmunity (CARTA: CABA-201, a 4-1BB-containing CD19-CAR T) and Cabaletta Bio’s proprietary chimeric autoantibody receptor T cells (CAART: multiple candidates including DSG3-CAART for mucosal pemphigus vulgaris, MuSK-CAART for MuSK myasthenia gravis) – provides multiple opportunities to treat broad and challenging autoimmune diseases. Cabaletta Bio’s headquarters are located in Philadelphia, PA. For more information, visit www.cabalettabio.com and follow us on LinkedIn and Twitter.

About IASO Biotherapeutics

IASO Bio is an innovative biopharmaceutical company specializing in the development and manufacture of cellular therapeutics and antibody drugs. The company is expanding into autoimmune diseases and solid tumors with the development of cell-based drugs and antibody drugs as the cornerstone of innovation. It offers a complete platform from early discovery, registration, and clinical development to commercial production. IASO Bio owns many technology platforms, including a fully human antibody discovery platform, a high-throughput CAR-T drug preference platform, a general CAR technology platform, a production technology platform, and a clinical translational research platform. It has more than 10 products at different stages of development, including Equecabtagene Autoleucel (CT103A), fully human BCMA chimeric antigen receptor autologous T cell injection, which received NDA acceptance of the China NMPA for the treatment of elapsed/refractory multiple myeloma (R/R MM). Equecabtagene Autoleucel also received Breakthrough Therapy Designation by the NMPA in February 2021 and Orphan Drug Designation (ODD) by the U.S. FDA in February 2022. In addition to multiple myeloma, the NMPA has received IND application of Equecabtagene Autoleucel for the new expanded indication of Neuromyelitis Optica Spectrum Disorder (NMOSD). Additionally, its product CT120 (fully human CD19/CD22 dual-target CAR-T cell injection) has entered the clinical research stage for the treatment of CD19/CD22-positive relapsed/refractory B-cell non-Hodgkin lymphoma (B-NHL) and relapsed/refractory acute B-lymphoblastic leukemia (B-ALL) and granted FDA Orphan Drug Designation (ODD).

Leveraging its strong management team, rich product pipeline, cutting-edge R&D, and business model, and with the introduction of innovative drugs that truly solve clinical pain points and open new treatment paths, IASO Bio is becoming one of the industry’s most influential and innovative pharmaceutical companies. For more information, please visit www.iasobio.com or www.linkedin.com/company/iasobiotherapeutics.

Forward-Looking Statements

This press release contains “forward-looking statements” of Cabaletta Bio within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including without limitation, express or implied statements regarding expectations regarding: Cabaletta’s ability to grow its autoimmune-focused pipeline; the ability to capitalize on and potential benefits resulting from the exclusive license agreement with IASO Bio; the company’s business plans and objectives; and the expectation that Cabaletta Bio may improve outcomes for patients suffering from autoimmune diseases.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: Cabaletta’s ability to demonstrate sufficient evidence of safety, efficacy and tolerability in its preclinical studies and clinical trials of CABA-201; risks related to clinical trial site activation or enrollment rates that are lower than expected; risks related to unexpected safety or efficacy data observed during clinical studies; risks related to the impact of public health epidemics affecting countries or regions in which Cabaletta has operations or does business, such as COVID-19; risks related to Cabaletta’s ability to protect and maintain its intellectual property position; uncertainties related to the initiation and conduct of studies and other development requirements for its product candidates; the risk that any one or more of Cabaletta’s product candidates will not be successfully developed or commercialized; and the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Cabaletta’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Cabaletta’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in Cabaletta’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Cabaletta undertakes no duty to update this information unless required by law.

Cabaletta Contacts:

Anup Marda

Chief Financial Officer

investors@cabalettabio.com

Sarah McCabe

Stern Investor Relations, Inc.

sarah.mccabe@sternir.com

IASO Bio Contacts:

Alan Fu, J.D., Ph.D.,

Chief Financial Officer

ir@iasobio.com